UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date Of Report (Date of Earliest Event Reported) November 22, 2006

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-32261	76-0362774
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into Material Definitive Agreement.

On November 22, 2006 (the “Amendment Date”), ATP Oil & Gas Corporation (the “Company”), the lenders named therein and Credit Suisse (as Administrative Agent and Collateral Agent for such lenders) entered into Amendment No. 1 and Agreement (the “Amendment”) amending the Amended and Restated Credit Agreement dated as of June 22, 2006 (as so amended, the “Existing Credit Agreement”), and the Company, the lenders named therein and Credit Suisse (as Administrative Agent and Collateral Agent for such lenders) entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement”).

The Company borrowed additional amounts (i) under terms and provisions (after giving effect to the amendments made to the Existing Credit Agreement on the Amendment Date) identical to the term loans outstanding prior to the Amendment Date (the “Existing Term Loans”), in an aggregate principal amount of $375 million, and (ii) under the terms and provisions of the Second Lien Credit Agreement, in an aggregate principal amount of $175 million, all of the proceeds of which will be used by the Company (a) redeem, repurchase or otherwise acquire all outstanding shares of Series A Preferred Stock (as defined in Item 3.03 below), which had an original face amount of $175,000,000, (b) redeem, repurchase or otherwise acquire all outstanding shares of Series B Preferred Stock (as defined in Item 3.03 below), which had an original face amount of $150,000,000, (c) to pay fees and expenses incurred in connection with the Existing Credit Agreement and the Second Lien Credit Agreement, and (d) from time to time solely for general corporate purposes. The Existing Credit Agreement was amended to set the interest rate on all Existing Term Loans and the additional $375 million of new term loans to LIBOR plus 3.5%. In addition, the Company established a revolving line of credit and letter of credit facility of up to $50 million in loans and letters of credit outstanding at any point in time, of which none is outstanding as of the Amendment Date. This revolver and letter of credit facility has a maturity date of October 14, 2009 with an interest rate of LIBOR plus 3.5%, all of is available as of the Amendment Date.

As of the Amendment Date, the Company increased its aggregate borrowings (i) under the Existing Credit Agreement by $375 million (from the balance outstanding as of September 30, 2006) to an aggregate outstanding principal amount of $898.7 million and (ii) under the Second Lien Credit Agreement by $175 million. Borrowings pursuant to the Second Lien Credit Agreement accrue interest at LIBOR plus 4.75% and mature on October 14, 2010. From this increase in borrowings, the Company received net proceeds of $536.3 million after deducting $13.7 million for fees and expenses. ATP expects to incur in the fourth quarter of 2006 a noncash charge of approximately $27.9 million relating to capitalized costs of the previous first lien facility and approximately $9.3 million of costs relating to calling and retiring all outstanding shares of preferred stock.

The foregoing description of the Existing Credit Agreement and the Second Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment and the Second Lien Credit Agreement filed as exhibits hereto and incorporated by reference herein. In addition, capitalized terms used but not defined in the foregoing description have the respective meanings assigned to such terms in the Existing Credit Agreement.

Item 3.03. — Material Modification to Rights of Security Holders

On November 22, 2006, the Company received consents (the “Consents”) from the holders of in excess of 66 2/3% of the outstanding shares of the Company’s 13 1/2% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) and the Company’s 12 1/2% Series B Cumulative Perpetual Preferred Stock (“Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”). Pursuant to the Consents, the holders of outstanding Preferred Stock consented to amendments to (i) the Statement of Resolutions establishing the Series A Preferred Stock filed in the Office of the Secretary of State of the State of Texas, Corporations Section, on August 3, 2005 (the “A

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Statement”) and (ii) the Statement of Resolutions establishing the Series B Preferred Stock filed in the Office of the Secretary of State of the State of Texas, Corporations Section, on March 20, 2006 (the “B Statement”), which both form a part of the Company’s Restated Articles of Incorporation. Both the A Statement and the B Statement set forth a limitation on the incurrence of additional indebtedness, which would have prevented the Company from entering into the agreements described under Item 1.01 above, and the holders consented to the deletion from the A Statement and the B Statement of those limitations. In addition, the holders consented to an amendment to the redemption provisions in the A Statement and the B Statement to allow optional redemption of outstanding shares at any time. Previously, optional redemption was not permitted until after April 14, 2010 if any borrowings remained outstanding under the Existing Term Loans.

With the proceeds described under Item 1.01 above, the Company repurchased in privately negotiated transactions 159,322 shares of Series A Preferred Stock and 124,386 shares of Series B Preferred Stock for aggregate amounts of $194.5 million and $139.0 million, respectively. On November 28, 2006, the Company issued a mandatory redemption notice to the remaining holders stating the Company’s intent to redeem all the remaining outstanding shares of Preferred Stock on December 4, 2006.

Item 5.03. — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed Articles of Amendment to it Restated Articles of Incorporation with the Secretary of State of the State of Texas on November 22, 2006, a copy of which is attached as Exhibit 4.1 and incorporated by reference to this Item 5.03. The contents of Item 3.03 above are incorporated herein by reference.

Item 7.01. — Regulation FD Disclosure

On November 22, 2006, the Company issued a press release, included herein as Exhibit 99.1, announcing the amendment of its credit agreements.

Item 9.01. — Financial Statements and Exhibits

(d)	Exhibits

4.1	Articles of Amendment to Restated Articles of Incorporation of ATP Oil & Gas Corporation.

10.1	Amendment No. 1 and Agreement to the Second Amended and Restated Credit Agreement dated as of November 22, 2006, among ATP Oil & Gas Corporation, the lenders from time to time party thereto and Credit Suisse, as administrative agent and as collateral agent for the Lenders.

10.2	Second Lien Credit Agreement dated as of November 22, 2006 among ATP Oil & Gas Corporation, the lenders from time to time party thereto and Credit Suisse, as administrative agent and as collateral agent for the Lenders.

99.1	Press Release dated November 22, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: November 29, 2006	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

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